UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2015

CAREVIEW COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54090	95-4659068
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

405 State Highway 121, Suite B-240, Lewisville, TX 75067

(Address of principal executive offices and Zip Code)

(972) 943-6050

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

TABLE OF CONTENTS

Page

Item 1.01	Entry into a Material Definitive Agreement	3

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Item 1.01

Entry into a Material Definitive Agreement

As previously reported by CareView Communications, Inc. (the "Company") in its Current Report on Form 8-K filed with the Securities and Exchange Commission (the "SEC") on April 27, 2011, the Company entered into a Note and Warrant Purchase Agreement dated April 21, 2011 (the "Purchase Agreement") with HealthCor Partners Fund, LP (“HealthCor Partners”) and HealthCor Hybrid Offshore Master Fund, LP (“HealthCor Hybrid” and, together with HealthCor Partners, the “HealthCor Parties”). As previously reported in the Company’s Current Report on Form 8-K filed with the SEC on December 19, 2014, on December 15, 2014, the Company entered into a Fifth Amendment to Note and Warrant Purchase Agreement (the "Fifth Amendment") with the HealthCor Parties and certain additional investors party thereto (such additional investors, the "New Investors" and, collectively with the HealthCor Parties, the "Investors"). As previously reported in the Company’s Current Report on Form 8-K filed with the SEC on January 9, 2015, the Company and the Investors mutually agreed on January 7, 2015 to reschedule the closing date of the transaction contemplated by the Fifth Amendment to January 28, 2015, or such earlier date as the Company and the Investors may agree, subject to the satisfaction or waiver of the closing conditions under the Fifth Amendment. On January 21, 2015, the Company and the Investors mutually agreed to reschedule the closing date of the transaction contemplated by the Fifth Amendment to February 10, 2015, or such earlier date as the Company and the Investors may agree, subject to the satisfaction or waiver of the closing conditions under the Fifth Amendment. The information called for by this item that is contained in Item 2.03 of the Company’s Current Report on Form 8-K filed with the SEC on December 19, 2014 is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 22, 2015	CAREVIEW COMMUNICATIONS, INC.

	By:	/s/ Steven G. Johnson
Steven G. Johnson
Chief Executive Officer

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